Exhibit 99.1

NeoPhotonics Reports First Quarter 2015 Financial Results

•	Achieved Record First Quarter Revenue of $81.4 million, 57% from 100G
•	Expanded Non-GAAP Gross Margin to 31.3%
•	Achieved Third Consecutive Quarter of Non-GAAP Profitability

SAN JOSE, CA – May 7, 2015 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of hybrid photonic integrated optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks, today announced financial results for its first quarter ended March 31, 2015.

“We are very pleased with our first quarter results that clearly demonstrate our leadership in 100G product solutions and strong execution toward our goal of delivering sustained profitability,” said Tim Jenks, NeoPhotonics Chairman and CEO.  “We’ve delivered a third consecutive quarter of non-GAAP profitability and we’re particularly excited about the strengthening of our market position within the 100G market with our acquisition in January of the tunable laser products of EMCORE, which has enhanced our position as the market share leader for both 100G coherent receivers and 100G narrow line-width tunable lasers,” continued Mr. Jenks.

First Quarter Summary

•	Revenue was $81.4 million, up $13.2 million, or 19.4%, from the first quarter of 2014, and up $2.4 million, or 3.0%, from the prior quarter
•	Gross margin was 29.6%, up from 20.2% in the first quarter of 2014, and up from 28.7% in the prior quarter
•	Non-GAAP gross margin was 31.3%, up from 22.0% in the first quarter of 2014, and up from 30.3% in the prior quarter
•	Net income was $0.1 million, up from a loss of $12.6 million in the first quarter of 2014, and down from $1.6 million in the prior quarter
•	Non-GAAP net income was $4.2 million, up from a loss of $9.5 million in the first quarter of 2014, and down from $6.3 million in the prior quarter
•	Diluted earnings per share was slightly above positive earnings at $0.00, an improvement from a loss of $0.40 in the first quarter of 2014, and down from earnings of $0.05 in the prior quarter
•	Non-GAAP diluted earnings per share was $0.13, up from a loss of $0.30 in the first quarter of 2014, and down from earnings of $0.19 in the prior quarter
•	Adjusted EBITDA was $9.9 million, an improvement from a loss of $4.2 million in the first quarter of 2014, and down from $11.6 million in the prior quarter

At March 31, 2015, cash and cash equivalents, short-term investments and restricted cash and investments, together totaled $74.3 million, up $10.0 million from $64.3 million at December 31, 2014. Restricted cash and investments at March 31, 2015 was $4.0 million, down from $21.3 million at December 31, 2014.

Outlook for the Quarter Ending June 30, 2015

The Company’s expectations for the second quarter 2015 are:

•	Revenue in the range of $83 million to $89 million
•	Non-GAAP gross margin in the range of 28% to 32%
•	Diluted net income / loss per share in the range of a 1 cent loss to 8 cents of earnings, and
•	Non-GAAP diluted earnings per share in the range of 9 cents to earnings of 18 cents

The Non-GAAP outlook for the second quarter of 2015 excludes the expected amortization of intangibles and other assets of approximately $2.0 million and the anticipated impact of stock-based compensation of approximately $1.8 million, of which $0.2 million is estimated for cost of goods sold.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s Non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures, and a reconciliation of the Non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call

The Company will host a conference call today, May 7, 2015, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Tim Jenks, and Chief Financial Officer, Ray Wallin, will present an overview of the first quarter 2015 financial results, discuss current business conditions, and respond to questions. The call will be available, live, to interested parties by dialing +1 888-427-9419. For international callers, please dial +1 719-325-2429. The Conference ID number is 6595063. A live webcast will also be available in the Investors Relations section of NeoPhotonics website at: www.neophotonics.com.

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of hybrid photonic integrated optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

© 2015 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, the Company’s market position and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; economic conditions or natural disasters; volatility in utilization of manufacturing operations, supporting utility services and other manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the Company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, including the recent acquisition of EMCORE’s tunable laser product line; market adoption, revenue growth and margins of acquired products; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; the nature of other investment opportunities available to the Company from time to time; the Company’s operating cash flow; changes in economic and industry projections; a decline in general conditions in the telecommunications equipment industry or the world economy generally; and the effects of seasonality. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

Contacts:

NeoPhotonics Corporation

Clyde R. Wallin, +1-408-895-6020

Chief Financial Officer

ray.wallin@neophotonics.com

Or

Sapphire Investor Relations, LLC

Erica Mannion, +1-415-471-2700

Investor Relations

ir@neophotonics.com

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Mar. 31, 2015	Dec. 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$62,002	$43,035
Short-term investments	8,296	-
Restricted cash and investments	4,006	5,504
Accounts receivable, net	85,803	77,597
Inventories, net	64,729	57,347
Prepaid expenses and other current assets	14,088	15,540
Total current assets	238,924	199,023
Property, plant and equipment, net	61,853	57,657
Restricted cash and investments, non-current	-	15,750
Purchased intangible assets, net	13,787	10,263
Goodwill	1,141	-
Other long-term assets	2,145	3,591
Total assets	$317,850	$286,284

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,664	$48,949
Notes payable and short-term borrowing	22,921	22,771
Current portion of long-term debt	16,138	2,445
Accrued and other current liabilities	23,927	22,728
Total current liabilities	118,650	96,893
Long-term debt, net of current portion	27,115	20,891
Deferred income tax liabilities	1,823	1,818
Other noncurrent liabilities	7,627	7,226
Total liabilities	155,215	126,828

Stockholders' equity:
Common stock	82	82
Additional paid-in capital	458,583	456,189
Accumulated other comprehensive income	6,011	5,326
Accumulated deficit	(302,041)	(302,141)
Total stockholders' equity	162,635	159,456
Total liabilities and stockholders' equity	$317,850	$286,284

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014

Revenue	$81,384	$78,982	$68,168
Cost of goods sold (1)	57,331	56,296	54,368
Gross profit	24,053	22,686	13,800
Gross margin	29.6%	28.7%	20.2%
Operating expenses:
Research and development (1)	10,482	9,976	12,056
Sales and marketing (1)	3,744	3,668	3,411
General and administrative (1)	8,196	7,671	8,987
Amortization of purchased intangible assets	449	366	379
Acquisition-related costs	140	622	-
Restructuring charges	6	158	-
Asset impairment charge	-	1,130	-
Escrow settlement gain	-	(1,027)	-
Total operating expenses	23,017	22,564	24,833
Income (loss) from operations	1,036	122	(11,033)

Interest income	30	34	65
Interest expense	(506)	(332)	(251)
Other income, net	(46)	2,519	(607)

Total interest and other income, net	(522)	2,221	(793)

Income (loss) before income taxes	514	2,343	(11,826)
Provision for income taxes	(414)	(758)	(762)
Net income (loss)	$100	$1,585	$(12,588)
Basic and diluted net income (loss) per share	$0.00	$0.05	$(0.40)

Weighted averages shares used to compute basic net income (loss) per share	32,780	32,640	31,610
Weighted averages shares used to compute diluted net income per share	33,031	32,710	31,610
(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$370	$160	$330
Research and development	493	557	707
Sales and marketing	453	554	373
General and administrative	740	758	491
Total stock-based compensation expense	$2,056	$2,029	$1,901

NeoPhotonics Corporation
Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014

NON-GAAP GROSS PROFIT:
GAAP gross profit	$24,053	$22,686	$13,800
Stock-based compensation expense	370	160	330
Amortization of purchased intangible assets	839	696	714
Amortization of acquisition-related fixed asset step-up	172	289	122
Amortization of acquisition-related inventory step-up	78	-	-
Restructuring charges	-	132	-
Non-GAAP gross profit	$25,512	$23,963	$14,966
Non-GAAP gross margin as a % of revenue	31.3%	30.3%	22.0%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP Total operating expenses	$23,017	$22,564	$24,833
Stock-based compensation expense	(1,686)	(1,869)	(1,571)
Amortization of purchased intangible assets	(449)	(366)	(379)
Amortization of acquisition-related fixed asset step-up	(290)	(272)	(97)
Litigation	(278)	-	-
Acquisition-related costs	(140)	(622)	7
Restructuring charges	(6)	(158)	-
Asset Impairment charges	-	(1,130)	-
Escrow settlement gain	-	1,027	-

Non-GAAP total operating expenses	$20,168	$19,174	$22,793
Non-GAAP total operating expenses as a % of revenue	24.8%	24.3%	33.4%

NON-GAAP OPERATING INCOME (LOSS):
GAAP operating income (loss)	$1,036	$122	$(11,033)
Stock-based compensation expense	2,056	2,029	1,901
Amortization of purchased intangible assets	1,288	1,063	1,093
Amortization of acquisition-related fixed asset step-up	462	560	219
Amortization of acquisition-related inventory step-up	78	-	-
Litigation	278	-	-
Acquisition-related costs	140	622	(7)
Restructuring charges	6	290	-
Asset Impairment charges	-	1,130	-
Escrow settlement gain	-	(1,027)	-

Non-GAAP operating income (loss)	$5,344	$4,789	$(7,827)
Non-GAAP operating margin as a % of revenue	6.6%	6.1%	-11.5%

NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$100	$1,585	$(12,588)
Stock-based compensation expense	2,056	2,029	1,901
Amortization of purchased intangible assets	1,288	1,063	1,093
Amortization of acquisition-related fixed asset step-up	462	560	219
Amortization of acquisition-related inventory step-up	78	-	-
Litigation	278	-	-
Acquisition-related costs	140	622	(7)
Restructuring charges	6	290	-

NeoPhotonics Corporation
Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended
	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014
Asset Impairment charges	-	1,130	-
Escrow settlement gain	-	(1,027)	-
Fair value adjustment to contingent consideration	-	-	-
Income tax effect of Non-GAAP adjustments	(249)	85	(124)
Non-GAAP net income (loss)	$4,159	$6,337	$(9,506)
Non-GAAP net income (loss) as a % of revenue	5.1%	8.0%	-13.9%

ADJUSTED EBITDA:
GAAP net income (loss)	$100	$1,585	$(12,588)
Stock-based compensation expense	2,056	2,029	1,901
Amortization of purchased intangible assets	1,288	1,063	1,093
Amortization of acquisition-related fixed asset step-up	462	560	219
Amortization of acquisition-related inventory step-up	78	-	-
Litigation	278	-	-
Acquisition-related costs	140	622	(7)
Restructuring charges	6	290	-
Asset Impairment charges	-	1,130	-
Escrow settlement gain	-	(1,027)	-
Interest expense, net	476	298	186
Provision for income taxes	414	758	762
Depreciation expense	4,556	4,277	4,216
Adjusted EBITDA	$9,854	$11,585	$(4,218)
Adjusted EBITDA as a % of revenue	12.1%	14.7%	-6.2%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic and diluted net income (loss) per share	$0.00	$0.05	$(0.40)
Non-GAAP basic and diluted net income (loss) per share	$0.13	$0.19	$(0.30)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	32,780	32,640	31,610
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	33,031	32,710	31,610
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	33,240	32,821	31,610